UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Luther Burbank Corporation
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

Notice of Luther Burbank Corporation's
2021 Annual Meeting of Shareholders
Important Notice Regarding the Availability of Proxy Materials for The Shareholder Meeting to Be Held on April 27, 2021
The Proxy Statement and Annual Report to Shareholders are available at:
https://ir.lutherburbanksavings.com/shareholder-services/annual-meeting
The Annual Meeting of Shareholders of Luther Burbank Corporation ("Company") will be held at 520 Third Street, 4th floor, Santa Rosa, CA 95401, on Tuesday, April 27, 2021, at 9:00 a.m. Pacific Time.
Proxy Statement
This Definitive Proxy Statement (this “Proxy Statement”) is furnished by Luther Burbank Corporation, a California corporation, on behalf of its Board of Directors (the "Board") in connection with the solicitation of proxies by the Board of Directors for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein.  When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to Luther Burbank Corporation, and the “Bank” refers to Luther Burbank Savings. This Proxy Statement is first being delivered to shareholders on or about March 17, 2021.

Items of Business	No.	Proposal
	I.	Election of eight (8) director nominees named in this Proxy Statement, each for a term of one year expiring at the Company's 2022 annual meeting of shareholders
	II.	Ratification of the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021
Record Date
You may vote if you held shares of our common stock as of the close of business on March 1, 2021.
Proxy Voting
Your vote is important. You may vote your shares via the internet, by telephone, by mail or in person at the Annual Meeting. Please refer to the section "How do I vote?" in this Proxy Statement for detailed voting instructions. If you vote via the internet, by telephone or in person at the Annual Meeting, you do not need to mail in a proxy card. Following the meeting, we will discuss the status of the business and answer questions as appropriate.
On behalf of the Board of Directors,

Liana Prieto
Corporate Secretary
Luther Burbank Corporation
March 17, 2021
520 Third Street, 4th floor
Santa Rosa, California 95401
Attn: Investor Relations
(844) 446-8201
https://ir.lutherburbanksavings.com/

2

i

ANNUAL MEETING INFORMATION
When and where is the Annual Meeting?
The Annual Meeting will be held at 9:00 a.m. Pacific Time on Tuesday, April 27, 2021, at our corporate headquarters, which is located at 520 Third Street, 4th floor, Santa Rosa, CA 95401.
What proposals will be voted upon at the Annual Meeting?
There are two proposals scheduled for a vote at the Annual Meeting:
(1)To elect eight (8) directors to serve until the 2022 Annual Meeting of Shareholders and until their successors have been duly elected and qualified (Proposal I).
(2)To ratify the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021 (Proposal II).
As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.
What is the recommendation of our Board of Directors?
Our Board of Directors recommends that you vote:
•“FOR” the election of each of the eight (8) nominees named herein to serve on the Board of Directors.
•"FOR" the ratification of the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.
Who is entitled to vote at the Annual Meeting?
Only shareholders of record at the close of business on March 1, 2021 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
How do I vote?
For Proposal I (election of directors), you may either vote “FOR” any of the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee that you specify. For Proposal II (ratification of auditor appointment), you may either vote "FOR" or "AGAINST" the proposal. The procedures for voting are set forth below:
Shareholders of Record: Shares Registered Directly in Your Name.  You may vote by giving your proxy authorization over the Internet or by telephone. You may also vote by completing, signing and dating the proxy card where indicated and mailing the proxy card in the postage paid envelope provided or in person at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.
•To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.
•To give your proxy authorization over the internet, go to the website address set forth on the proxy card and follow the instructions provided on the website.
•To give your proxy authorization by telephone, dial the toll-free phone number listed on your proxy card using a touch-tone phone and follow the recorded instructions.
•To vote using a proxy card, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received prior to the vote, then we will vote your shares as you direct.
Beneficial Owners: Shares Registered in the Name of Broker, Bank or Other Agent.  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, contact your broker, bank or other agent and request a proxy card.

How many votes do I have?
For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on the Record Date. You may not cumulate votes in the election of directors.
What if I return a proxy card but do not make specific choices?
Properly completed and returned proxies will be voted as instructed on the proxy card.  If you are a shareholder of record and return the proxy card without marking any voting selections, your shares will be voted “FOR” the election of all eight (8) director nominees and "FOR" the ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2021. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using her discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board of Directors may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.
Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals.  Under applicable rules of the New York Stock Exchange applicable to most brokers, banks, or other agents, Proposal I (election of directors) is not a “routine” proposal. If a broker, bank, or other agent indicates on a proxy card that it does not have discretionary authority to vote certain shares on a proposal that is not “routine,” then, absent direction from the beneficial owner, those shares will be treated as broker non-votes. Broker non-votes are counted only for the purpose of determining whether a quorum is present.
Can I change my vote?
Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:
•You may change your vote at any time before the proxy is exercised by re-submitting your vote via the internet or by telephone;
•You may submit another properly completed proxy card bearing a later date which is received by the close of business on April 26, 2021;
•You may send a written notice that you are revoking your proxy. The notice must be sent to Luther Burbank Corporation, 1515 W. 190th Street, Suite 275, Gardena, CA 90248, Attention: Corporate Secretary, and must be received by the close of business on April 26, 2021; or
•You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
How many shares must be present to constitute a quorum for the Annual Meeting?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting. As of the close of business on the Record Date, there were 52,229,138 shares of common stock outstanding and entitled to vote. Thus, 26,114,570 shares of common stock must be represented at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent).  Additionally, “WITHHOLD” votes, abstentions and broker non-votes will also be counted towards the quorum requirement.  If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.
How many votes are needed to approve the proposal?
For Proposal I (election of directors), if a quorum is present, the vote of a plurality of all of the votes cast at the Annual Meeting is necessary for the election of a director. Shareholders are not entitled to cumulative voting in the election of our directors. Therefore, the eight (8) nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

Approval of Proposal II (ratification of auditor selection) requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. Abstentions from voting are not treated as votes cast and are not counted in determining the outcome of the proposal.
How can I determine the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Within four (4) business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission ("SEC") that announces the final voting results.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of our common stock, please (i) contact Luther Burbank Corporation, 520 Third Street, 4th floor, Santa Rosa, CA 95401, Attention: Investor Relations, (ii) email investorrelations@lbsavings.com or (iii) call (844) 446-8201.

PROPOSAL I
ELECTION OF DIRECTORS
Introduction
Our bylaws provide that our Board of Directors will consist of between five (5) and nine (9) directors, with the precise number being determined by our Board of Directors from time to time. We currently have eight (8) directors. In accordance with our bylaws and California law, our Board of Directors oversees the management of the business and affairs of the Company. Our directors are elected annually by our shareholders at our annual stockholder meeting for one-year terms.
At the Annual Meeting, eight (8) persons will be elected to serve on our Board of Directors until the 2022 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There are no family relationships between any of our directors, executive officers or persons nominated to become a director.
Set forth below are the background and qualifications of each director nominee.
Director Nominees
Renu Agrawal—Director
Ms. Agrawal, age 57, serves on the Audit and Risk Committee. Ms. Agrawal has served on our Board of Directors since 2020. She has held several leadership positions specializing in growth and operation risk management. Ms. Agrawal most recently served as Executive Vice President and Chief Operating Officer for Wells Fargo's (NYSE: WFC) Financial Institutions Group. Prior to that, she oversaw Wells Fargo's International Treasury Management business and played a leadership role in the Wells Fargo-Wachovia merger. Earlier, Ms. Agrawal was Chief Operating Officer at ValleyCrest Companies and Quisic Corporation. She began her career as a scientist at Polaroid and also worked at McKinsey & Company. Ms. Agrawal is a founding member of Neythri, a global community of South Asia professional women committed to helping each other succeed. In 2019, she received the National Asian Pacific American Corporate Achievement Award. Ms. Agrawal holds a M.B.A. from MIT Sloan School of Management and a Ph.D. in Materials Science and Engineering from MIT. She graduated with a B.Tech in Metallurgy from IIT, Kanpur. We believe Ms. Agrawal's extensive knowledge of banking and executive management roles give her valuable insight and enable her to make significant contributions as a member of our Board.
John C. Erickson—Director
Mr. Erickson, age 59, serves on the Audit and Risk Committee and on the Compensation Committee. Mr. Erickson has served on our Board of Directors since 2017. Mr. Erickson has more than 35 years of financial services experience, including over 30 years at Union Bank N.A. He served in many executive roles across that institution, culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate Banking Officer) between 2007 and 2014. As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (NASDAQ: ZION) from 2014 to 2016, and chair of that board's Risk Committee, as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. (NYSE: CIT) in 2016. He joined the board of directors of Bank of Hawaii Corporation (NYSE: BOH) in January 2019, and serves as a member of its Audit and Risk Committee and Nominating and Governance Committee. Mr. Erickson qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Mr. Erickson's extensive knowledge of banking and his service on public company boards give him valuable insight and enable him to make significant contributions as a member of our Board.
Jack Krouskup—Director
Mr. Krouskup, age 71, serves on the Audit and Risk Committee and on the Governance and Nominating Committee. Mr. Krouskup has served on our Board of Directors since 2012. He is a certified public accountant (inactive) with more than 35 years of experience serving customers in a variety of industries. At Deloitte, he served as partner-in-charge of the company's Northern California Financial Services practice and also served on Deloitte's Financial Services Advisory Committee. Mr. Krouskup has years of boardroom experience representing Deloitte with numerous global and highly complex organizations. Consequently, he has an extensive corporate governance background and deep familiarity with board and audit committee best practices. Mr. Krouskup retired from Deloitte in 2011. He currently serves on the Board of Trustees of the University of California, Santa Barbara. Mr. Krouskup qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Mr. Krouskup's significant experience as an auditor and certified public accountant give him valuable insight and enable him to make significant contributions as a member of our Board.
Simone Lagomarsino—Director, President and Chief Executive Officer
Ms. Lagomarsino, age 59, serves as President and Chief Executive Officer of the Company and the Bank. Ms. Lagomarsino has served on our Board of Directors since November 30, 2018. Prior to joining the Company, Ms. Lagomarsino was President and CEO of the Western Bankers Association and a director of Pacific Premier Bancorp. Inc. (NASDAQ: PPBI). From 2011 to 2016, she served as CEO of Heritage Oaks Bank, and President and CEO and a director of Heritage Oaks Bancorp. Ms. Lagomarsino also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. In addition to her role at the Company, Ms. Lagomarsino serves on the board of directors of the Federal Home Loan Bank of San Francisco and Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI). We believe Ms. Lagomarsino's extensive experience in leadership roles in numerous financial institutions, including public companies, gives her valuable insight and enables her to make significant contributions as a member of our Board.
Anita Gentle Newcomb—Director
Ms. Newcomb, age 66, serves as Chair of the Audit and Risk Committee. Ms. Newcomb has served on our Board of Directors since 2014. Her experience spans over three decades in the financial services industry as a commercial banker, investment banker, and strategic consultant. She has advised numerous banks and financial services companies on a wide range of corporate development initiatives, from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and valuing and structuring acquisitions. Most recently, Ms. Newcomb was president of A.G. Newcomb & Co., a financial services consultancy, she founded and managed from 1999 to 2019. She also served on the board of the Federal Reserve Bank of Richmond-Baltimore Branch from 2010 through 2015. She is also a certified public accountant (inactive). Ms. Newcomb qualifies as an "audit committee financial expert" as defined in SEC rules. We believe Ms. Newcomb's extensive knowledge of banking, as well as her expertise in strategic planning for community and regional banks, give her valuable insight and enable her to make significant contributions as a member of our Board.
Bradley M. Shuster—Director
Mr. Shuster, age 66, serves as Chair of the Compensation Committee and also serves on the Governance and Nominating Committee. Mr. Shuster has served on our Board of Directors since 1999. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as Chairman and Chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, he was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as Chief Executive Officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte, where he served as partner-in-charge of Deloitte's Northern California Insurance and Mortgage Banking practices. Mr. Shuster has received both CPA and CFA certifications. He is a member of the board of directors of McGrath Rentcorp (NASDAQ: MGRC), and serves as a member of its Audit and Governance Committees. We believe Mr. Shuster's experience leading a public company, as well as his service on public company boards and his tenure on our Board, give him valuable insight and enable him to make significant contributions as a member of our Board.
Victor S. Trione—Chairman of the Board of Directors
Mr. Trione, age 73, serves as Chair of the Board of Directors of the Company and the Bank, a position he has held since founding the Bank in 1983. In addition to serving as our Chair, Mr. Trione is President of Vimark, Inc., a real estate development and vineyard management company, and co-proprietor of Trione Winery. Mr. Trione also serves in the following roles: Director and Chair of the Executive Committee of Empire College; Advisory Board member of the Stanford Institute for Economic Policy Research; Board of Overseers of Stanford University's Hoover Institution; and, trustee of the U.S. Navy Memorial Foundation. As one of our founders, Mr. Trione brings continuity and deep historic knowledge of the Company to the Board, which enables him to make significant contributions as a member of our Board.
Thomas C. Wajnert—Director
Mr. Wajnert, age 77, serves as our Lead Independent Director, Chair of the Governance and Nominating Committee, and a member of the Compensation Committee. Mr. Wajnert has served on our Board of Directors since 2013. He launched his career in 1968 with US Leasing, a NYSE-listed company. For over 40 years, Mr. Wajnert has navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as Chief Executive Officer and Chair of AT&T Capital Corporation, an international, full-service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert also has extensive public company board experience at Reynolds American as Chair, and at Solera, UDR, Inc., NYFIX, and JLG Industries as a director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance companies in the U.S., and for many years served as a Trustee of Wharton's Center for Financial Institutions. We believe Mr. Wajnert's substantial experience in leadership of public companies, both as an executive and a director, gives him valuable insight and enable him to make significant contributions as a member of our Board.
Recommendation
The Board of Directors recommends that the shareholders vote "FOR" each of the nominees for director.
Please note that our controlling shareholders currently own a number of shares of common stock sufficient to elect all of the members of the Board without the approval of any other shareholder.

CORPORATE GOVERNANCE
We are committed to strong and effective corporate governance, which is essential to running our business efficiently and maintaining high standards of integrity. We regularly review our corporate governance policies and practices to ensure that we are adhering to best practices. We enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders.
The Board of Directors and Risk Oversight
The Board of Directors has an active role, as a whole and at the committee level, in the Company’s risk oversight process. The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, cyber and reputational risks. While our full Board maintains the ultimate oversight responsibility for the Company's risk oversight process, its three standing committees oversee management of certain enumerated risks as set forth in committee descriptions below. Senior management reports to the Board or the appropriate committee of the Board on risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.
Committees of our Board of Directors
Our Board of Directors maintains the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has established three permanent committees: the Audit and Risk Committee, the Compensation Committee, and the Governance and Nominating Committee. These committees of our Board of Directors also perform the same functions for the Bank. Our Board has adopted written charters for each committee, which are available at https://ir.lutherburbanksavings.com/corporate-governance/governance-overview. Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement. As necessary from time to time, special committees may be established by our Board of Directors to address certain issues. Each of our committees has the authority to retain special counsel and other advisers to assist in carrying out its responsibilities. The following table shows the current composition of each of the committees of our Board of Directors and the number of times each committee met during 2020:

Name	Audit and Risk	Compensation	Governance and Nominating
Victor S. Trione
Simone Lagomarsino
Renu Agrawal	X
John C. Erickson	X	X
Jack Krouskup	X		X
Anita Gentle Newcomb	C
Bradley M. Shuster		C	X
Thomas C. Wajnert		X	C
Number of Meetings in 2020	8	7	6

C = Committee Chair
Audit and Risk Committee
Our Audit and Risk Committee consists of Ms. Newcomb (Committee Chair), Mr. Krouskup, Mr. Erickson and Ms. Agrawal. Our Audit and Risk Committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; selecting our independent public accounting firm and assessing its qualification, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all audit and permissible non-audit services performed by the independent public accounting firm; assisting our Board in ensuring compliance with laws, regulations, policies and procedures; overseeing the effectiveness of the

Company's enterprise risk management structure and systems; and reviewing and, if appropriate, approving related party transactions.
Our Board of Directors has determined that each of Ms. Newcomb, Mr. Krouskup, Mr. Erickson and Ms. Agrawal satisfy the requirements for independence as an audit committee member and that all satisfy the requirements for financial literacy under the rules and regulations of the Nasdaq Stock Market ("Nasdaq").  Each of Ms. Newcomb, Mr. Krouskup and Mr. Erickson qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfy the financial sophistication requirements of Nasdaq.
Compensation Committee
Our Compensation Committee consists of Mr. Shuster (Committee Chair), Mr. Erickson, and Mr. Wajnert, each of whom is a non-employee member of our Board of Directors. The Compensation Committee is responsible for, among other things, reviewing and approving compensation arrangements for our Chief Executive Officer and other executive officers; administering equity and incentive compensation plans; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers; and periodically reviewing the succession plan for our executive officers. In addition, our Compensation Committee also has oversight responsibility of our human resources and diversity, equity and inclusion initiatives. Please see "Executive Compensation" Section for more information regarding the Company's compensation philosophy and process, including the use of an independent compensation consultant.
Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the rules and regulations of the SEC and as a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Governance and Nominating Committee
Our Governance and Nominating Committee consists of Mr. Wajnert (Committee Chair), Mr. Krouskup, and Mr. Shuster. The committee is responsible for, among other things, identifying and recommending to our Board of Directors qualified individuals to become directors; nominating candidates for election to our Board; advising our Board with respect to the roles and composition of committees; overseeing the evaluation of our Board; assisting our Board in establishing and maintaining effective corporate governance practices; periodically evaluating our Board and committees and providing recommendations to help them function more effectively; advising the Board on director compensation; and CEO succession planning. In 2020, the Governance and Nominating Committee also took on oversight responsibility for Environmental, Social and Governance ("ESG") strategy and reporting.
Our Board of Directors has determined that each member of our Governance and Nominating Committee meets the requirements for independence under the rules and regulations of Nasdaq.
Director Independence
Our Board of Directors has evaluated the independence of its members based upon the rules of Nasdaq. Applying these standards, our Board of Directors has affirmatively determined that each of Ms. Agrawal, Mr. Erickson, Mr. Krouskup, Ms. Newcomb, Mr. Shuster, and Mr. Wajnert is an independent director, as defined under the applicable rules.
Controlled Company Status
We are a "controlled company" within the meaning of the corporate governance standards of Nasdaq because trusts established for the benefit of our Chair, Mr. Victor S. Trione, his brother, Mr. Mark Trione and his wife Catherine, and each of the adult children of Messrs. Trione (collectively, "Trione Family Trusts"), control more than 50% of the outstanding shares of our common stock. If they vote in the same manner, they have the ability to determine the outcome of all matters put to a shareholder vote, including the election of directors. So long as the Trione Family Trusts continue to own a majority of our outstanding stock we will remain a "controlled company." Under the Nasdaq rules, a controlled company may elect not to comply with certain corporate governance requirements, including the requirements that a majority of the board of directors consist of independent directors and to have board-level compensation and nominating and corporate governance committees consisting entirely of independent directors. We do not currently rely on any of the corporate governance exemptions available to a controlled company.

Board Leadership Structure
Our Corporate Governance Principles currently provide that the role of Chair may be held by the Chief Executive Officer or another director, as the Board determines is appropriate. Our Corporate Governance Principles also provide that if the Chair is not an independent director, the independent directors will select a Lead Independent Director from among the independent directors serving on the Company's Board.
Currently, the roles of Chair and CEO are separate, a structure which our Board of Directors has determined is in the best interests of our shareholders at this time. Mr. Trione serves as Chair of the Board of Directors and Ms. Lagomarsino serves as our President and CEO. Ms. Lagomarsino also serves as a member of our Board of Directors.
We also have a Lead Independent Director elected annually by a majority of independent directors. Mr. Wajnert currently serves as the Lead Independent Director. The Lead Independent Director has broad responsibility and authority, including to:

•preside at all meetings of the Board at which the Chair is not present, including the executive sessions of the independent directors, and apprise the Chair of issues considered and decisions reached;
•call additional meetings of independent directors;
•facilitate communication and serve as a liaison between the independent directors and the Chair and the CEO;
•advise the Chair of the Board's informational needs;
•consult with the Chair, the CEO and the Corporate Secretary on the agenda for Board meetings and on the need for special meetings of the full Board;
•communicate, together with the Chair of the Compensation Committee, to the CEO the results of the evaluation of his or her performance;
•oversee, in conjunction with the Governance and Nominating Committee, the evaluation process of individual directors and meet with any director who may not be adequately performing his or her duties as a member of the Board or of any Board committee;
•consult with the Chair on matters relating to management effectiveness and Board performance; and,
•perform such other duties as the independent directors may from time to time designate.

Our Board has determined that its current structure, with bifurcated Chair and CEO roles and a Lead Independent Director, is in the best interests of the Company and its stockholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others: (i) the current separation of the Chair and CEO roles allows the CEO to focus her time and energy on operating and managing the Company and to leverage the experience and perspectives of the Chair; (ii) this governance structure promotes balance between the Board's independent authority to oversee our business, and the CEO and her management team who manage the business on a day-to-day basis; and (iii) this structure is enhanced by the effective oversight and independence of the majority of our Board and the independent leadership provided by our Lead Independent Director and independent committee chairs.
Board Meetings and Attendance
The Board of Directors meets at least quarterly at regularly scheduled meetings. Directors are expected to attend and participate in all meetings of the Board of Directors and any committees of which such director is a member. Directors must be willing to devote sufficient time, energy and attention to properly discharging their duties and responsibilities to the Company and the Board. Nomination for re-election is subject to the recommendation of the Governance and Nominating Committee, which may consider exceptions to our attendance policy for excusable absences.
Independent directors meet in executive session, with no members of management and no non-independent directors present, at least annually.
During 2020, the Board of Directors met on eight occasions, including four special meetings. In 2020, each of our current directors attended all meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period in which he or she served.

All directors attended the 2020 Annual Meeting of Shareholders by telephone due to the COVID-19 pandemic. Our Chairman is expected to attend the 2021 Annual Meeting in person and all other directors are expected to attend by telephone or video conference.
Corporate Governance Principles
Our Board of Directors has adopted Corporate Governance Principles, which, in conjunction with our committee charters, set forth the framework within which our Board of Directors, assisted by Board committees, direct the affairs of the Company. Our Corporate Governance Principles address, among other things, the composition and functions of our Board of Directors, director independence, management succession and review, Board committees, Board of Directors and committee evaluation processes and selection of new directors. The Board of Directors believes such principles to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance.
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct ("Code of Ethics") governing all of our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and other employees. The Code of Ethics covers compliance with law, fair and honest dealings with us, with competitors and with others, fair and honest disclosure to the public, conflicts of interest, confidentiality of nonpublic information, and procedures for ensuring accountability and adherence to the Code of Ethics. The Code of Ethics is available on our website at https://ir.lutherburbanksavings.com/corporate-governance/governance-overview. We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by Nasdaq rules.
Stock Ownership Guidelines
Our Board of Directors has determined that long-term, significant equity ownership by all independent directors and senior officers is in the best interest of the Company and serves to align the interests of the directors and officers with the interests of the Company's shareholders. To that end, our Board of Directors adopted stock ownership guidelines for independent directors and senior officers of the Company. Pursuant to guidelines adopted in 2019, our independent directors must own stock with a value equal to five times the then-current annual base cash retainer. Pursuant to guidelines adopted in 2020, our Chief Executive Officer must own shares equal to at least five times her base salary; our other named executive officers must own shares equal to at least two times her base salary; and, all other Executive Vice Presidents must own shares equal to at least one times his or her base salary. Compliance with the guidelines is required to be achieved within five years from the date each director or officer becomes subject to the guidelines. As of the Record Date, each of our independent directors and executive officers were in compliance with the Stock Ownership Guidelines, giving allowance to those independent directors and executive officers who have been employed with the Company for less than five years.
Environmental, Social and Governance Initiatives
Our Board of Directors is committed to overseeing our ESG initiatives. We consider ESG-related matters throughout the organization with a focus on transparency and continuous improvement. Our ESG initiatives are currently focused on supporting the communities we serve in the areas of affordable housing, community development, and financial education; promoting diversity, equity and inclusion within the Company; and corporate governance best practices. In an effort to further enhance our ESG efforts, we have commenced an ESG assessment to holistically inventory our ESG activities, and to identify the issues that represent the most significant opportunities to enhance our ESG initiatives and to mitigate ESG-related risks. This ESG assessment extends into 2021 and will include initiatives to strengthen our ESG policies and tracking systems to allow for effective reporting on an ongoing basis. As noted above, in 2020, the Governance and Nominating Committee also took on oversight responsibility for ESG strategy and reporting.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an employee of the Company or our Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” other than deposit transactions in the ordinary course of the

Bank's business on substantially the same terms as provided to non-related parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
Director Nominations
The Governance and Nominating Committee is responsible for the process relating to director nominations, including, in consultation with the Chairman of the Board and the CEO, identifying, reviewing and selecting individuals who may be nominated for election to the Board of Directors. Pursuant to its charter and our Corporate Governance Principles, the Governance and Nominating Committee considers various criteria in its identification, review and selection of potential director nominees, including individual integrity, independence, forthrightness, sound judgment, analytical skills, experience in areas of importance to the Company, a commitment to the interests of the Company's shareholders, and commitment to devote the necessary time and attention to the Company's affairs. The criteria for selecting new directors also reflects the requirements of Nasdaq and of the state of California. As set forth in our Corporate Governance Principles, the Governance and Nominating Committee seeks to achieve a mix of directors with diverse skills, backgrounds and experience. In addition, the Governance and Nominating Committee endeavors to achieve a mix of relatively newer and longer tenured directors. The Governance and Nominating Committee and the Board do not believe the Company should establish term or age limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board of Directors, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board of Directors as a whole. When re-nominating incumbent directors, the Governance and Nominating Committee considers each individual's contributions, including the value of his or her experience as a director of the Company and the Company’s changing needs.
The Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors. The Governance and Nominating Committee also considers director candidates recommended by shareholders in accordance with the Company Bylaws and provides a process for receipt and consideration of any such recommendations.
Procedure to be Followed by Shareholders.  On an ongoing basis, the Governance and Nominating Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance and Nominating Committee in the manner described below under “Communications with the Board of Directors and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Principles and other governing documents, as applicable, as determined by the Governance and Nominating Committee in its sole discretion.
Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Additional Information — How and when may I submit a shareholder proposal for the 2022 Annual Meeting?” The Governance and Nominating Committee strives to evaluate all prospective nominees to the Board of Directors in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Governance and Nominating Committee, another Board member or members of management. However, the Governance and Nominating Committee may request additional steps in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Governance and Nominating Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board.
Communications with the Board of Directors and Committees
We have established procedures for shareholders or other interested parties to communicate directly with our Board of Directors or with a committee of the Board of Directors.  Such parties can contact our Board of Directors or a committee by sending written correspondence by mail to:

Luther Burbank Corporation
Board of Directors
c/o Corporate Secretary
1515 W. 190th Street, Suite 275
Gardena, CA 90248

The Corporate Secretary is responsible for reviewing all communications addressed to our Board of Directors or any committee to determine whether such communications require Board or committee review, response or action. Generally, the Corporate Secretary will not forward to the Board of Directors or any committee any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board of Directors or any committee, then the Corporate Secretary will immediately send a copy of such communication to each director serving on the Board of Directors or on the applicable committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Banking Transactions
Our Bank does not make loans to, nor does it have any outstanding loans to, directors, executive officers, principal shareholders or their related interests ("Insiders"). Our Bank has deposit relationships with some of our Insiders. These deposit relationships are in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not related to us.
Policies and Procedures Regarding Related Party Transactions
Transactions by us with related parties are subject to formal written policies, as well as regulatory requirements and restrictions. These requirements include Sections 23A and 23B of the Federal Reserve Act and Regulation W, 12 C.F.R. 223, which govern certain transactions by us with our affiliates, and Regulation O, 12 C.F.R. 215, which governs certain extensions of credit by us to our Insiders. The Audit and Risk Committee reviews and, if appropriate, approves any related party transactions.
Related Party Transactions
There were no reportable transactions during the fiscal year ended December 31, 2020 in which we have participated and in which one or more of our Insiders had a direct or material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of the Record Date by:

•each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Directors
Renu Agrawal (3)	5,959	*
John C. Erickson (3)	41,736	*
Jack Krouskup (3)	39,438	*
Simone Lagomarsino (4)	262,292	*
Anita Gentle Newcomb (3)	51,278	*
Bradley M. Shuster (3)	45,380	*
Victor S. Trione (5)	11,025,000	21.04%
Thomas C. Wajnert (3)	68,279	*
Named Executive Officers Who Are Not Directors
Liana Prieto (6)	95,581	*
Laura Tarantino (7)	167,554	*
All Directors and Executives as a Group (16 persons) (8)	11,975,546	22.86%
5% Shareholders Who Are Not Directors
Victor Henry David Trione Trust (9)	10,500,000	20.04%
Madelyne Victoria Trione Trust (9)	10,500,000	20.04%
Mark H. Trione and Catherine L. Trione Trust (10)	4,220,000	8.06%
John Francis Hamann, not individually but solely as Trustee (11)	24,780,000	47.30%
Theodore A. Hellman, not individually but solely as a Trustee (11)	24,780,000	47.30%

* Indicates one percent or less.
(1) Unless otherwise noted, the address for each shareholder listed in the table above is: c/o Luther Burbank Corporation, ATTN: Corporate Secretary, 1515 W. 190th Street, Suite 275, Gardena, CA 90248.
(2) We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
(3) Includes 5,959 shares of restricted stock of which the listed director has voting control.
(4) Includes 167,472 shares of restricted stock of which Ms. Lagomarsino has voting control. Ms. Lagomarsino shares voting and investment power with respect to 94,820 of these shares.
(5) Reported shares held in a revocable trust for the benefit of Mr. Trione, as to which he serves as trustee. Does not include shares held in the Victor Henry David Trione Trust or the Madelyne Victoria Trione Trust, trusts for the benefit of Mr. Trione's adult children, and as to which he disclaims beneficial ownership.
(6) Includes (i) 38,038 shares of restricted stock of which Ms. Prieto has voting control and (ii) 21,953 restricted stock units which have vested but are subject to a deferral election.

(7) Includes (i) 40,521 shares of restricted stock of which Ms. Tarantino retains voting control and (ii) 63,120 restricted stock units which have vested but are subject to a deferral election. Ms. Tarantino shares voting and investment power with respect to 10,651 of the shares.
(8) Includes shares owned by our executive officers and directors as of the Record Date, or entities they control, including shares of restricted stock of which they retain voting control and any restricted stock units that have fully vested but are subject to a deferral.
(9) The indicated ownership is based solely upon a Section 13D report filed with the SEC by the beneficial owners on December 12, 2017 reporting beneficial ownership as of December 7, 2017. John Francis Hamann and Theodore A. Hellman, as co-trustees of the Victor Henry David Trione Trust and the Madelyne Victoria Trione Trust, possess the voting and investment power with respect to the securities beneficially owned by these trusts and may be deemed the beneficial owner of such securities. The address for each of the trusts and the trustees is 101 D Street, Santa Rosa, CA 95404.
(10) The indicated ownership is based solely upon a Section 13D report filed with the SEC by the beneficial owners on December 12, 2017 reporting beneficial ownership as of December 7, 2017. Reported shares held in a revocable trust for the benefit of Mr. Mark Trione and his wife Catherine L. Trione, as to which they each serve as trustee. The address for Mr. Mark Trione and Mrs. Trione is 101 D Street, Santa Rosa, CA 95404. Does not include 1,260,000 shares held in each of three irrevocable trusts for the benefit of their three adult children, and as to which they disclaim beneficial ownership.
(11) The indicated ownership is based solely upon a Section 13D report filed with the SEC by the beneficial owners on December 12, 2017 reporting beneficial ownership as of December 7, 2017. John Francis Hamann and Theodore A. Hellman, as co-trustees of the Victor Henry David Trione Trust, the Madelyne Victoria Trione Trust, the Denise Catherine Trione 1997 Irrevocable Trust, the Sally Patricia Trione 1997 Irrevocable Trust, and the Henry Mark Trione 1997 Irrevocable Trust, possess the voting and investment power with respect to the securities beneficially owned by these trusts and may be deemed the beneficial owner of such securities. The address for each of the trusts and the trustees is 101 D Street, Santa Rosa, CA 95404.
EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

Name	Age	Position
Simone Lagomarsino	59	President and Chief Executive Officer
William Fanter	50	Executive Vice President, Head of Retail Banking
Lisa Kepler	60	Senior Vice President, Director of Single Family Residential Lending
Tammy Mahoney	54	Executive Vice President, Chief Risk Officer
Parham Medhat	47	Executive Vice President, Chief Operations and Technology Officer
Liana Prieto	41	Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics Officer
James Michael Stedman	55	Executive Vice President, Chief Credit Officer
Alexander Stefani	41	Senior Vice President, Director of Income Property Lending
Laura Tarantino	55	Executive Vice President, Chief Financial Officer

William Fanter. Mr. Fanter joined the Company in 2020 and serves as the Head of Retail Banking. In this role he is responsible for expanding the Bank’s deposit offerings and creating greater access to its products and services, including consumer deposit generation across traditional branch and online banking platforms, as well as business banking activities. Mr. Fanter is also a member of the Company's Executive Committee. Prior to joining the Company, Mr. Fanter served as Executive Vice President, Head of Retail Banking at Opus Bank from 2019; previous to that as Senior Vice President, Consumer and Business Banking Market Executive at U.S. Bank from 2003 to 2019. His background also includes positions as Director of Automation Services at Kirchman Corporation; and several roles culminating with Senior Vice President, Chief Operating Officer at GreatBanc, Inc. In addition to his role at Luther Burbank, Mr. Fanter serves as a faculty member for the Consumer Bankers Association Executive Banking School, Furman University.

Lisa Kepler. Ms. Kepler has an extensive background in mortgage lending with over 25 years of experience. She joined the Bank as a Wholesale Account Executive in 2013, covering the State of Washington, and was promoted to her current role in 2016. As Director of Portfolio Residential Lending, Ms. Kepler is responsible for wholesale residential loan production and accountable for managing loan production to achieve desired loan volume, product mix, and loan quality. Before joining the Bank, Ms. Kepler originated retail mortgages at Wells Fargo from 2012 to 2013 and at The Legacy Group from 2010 to 2012. Prior to her retail experience, her focus was in wholesale lending, as Regional Vice President at Washington Mutual, Bank of America, and Ohio Savings Bank. Ms. Kepler has held a number of diverse positions throughout her career from loan processing, funding and account management to overseeing loan originations across the Western United States.

Tammy Mahoney. Ms. Mahoney joined the Company in 2016 and serves as the Chief Risk Officer. In her role, Ms. Mahoney oversees the Company's compliance, internal audit and risk management functions; she is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bank from 2011 through 2015; as Director, Risk Advisory Services at KPMG LLP from 1995 to 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. A Certified Enterprise Risk Professional, Certified Regulatory Compliance Manager and Certified Internal Auditor, Ms. Mahoney holds a B.S. in Business Administration - Finance from San Diego State University.

Parham Medhat. Mr. Medhat serves as Chief Operations and Technology Officer. In this role he is responsible for deposit and loan operations, information technology, and project management; he is also a member of the Company's Executive Committee. Prior to joining the Company in 2019, Mr. Medhat served as Executive Vice President, Chief Operating Officer at CTBC from 2014 to 2019; previous to that as Senior Vice President, Director of Bank Operations at Opus Bank; and in several roles over thirteen years at CapitalSource Bank. Mr. Medhat holds a M.A. in Educational–Instructional Technology from California State University, Dominguez Hills and a B.A. in Industrial/Organizational Psychology from California State University, Long Beach.

Liana Prieto. Ms. Prieto serves as General Counsel, Corporate Secretary and Chief Ethics Officer. In these roles she is responsible for leading a team of legal, human resources, Bank Secrecy Act, fair and responsible banking and third party risk management professionals. She is also a member of the Company's Executive Committee. Prior to joining the Bank in 2014, Ms. Prieto served as Associate and then Counsel at Buckley LLP from 2009 to 2014, and as a trial attorney in the Enforcement & Compliance Division of the Office of the Comptroller of the Currency. In addition to her role at the Company, Ms. Prieto has served in leadership and advisory roles on the Banking Law Committee of the American Bar Association's Business Law Section and the American Association of Bank Directors. She also serves on the Board of Directors of Long Beach Local, a non-profit that supports sustainable urban agriculture. Ms. Prieto holds a J.D. from Fordham University School of Law and a B.A. from Georgetown University.

J. Michael Stedman. Mr. Stedman joined the Company in 2020 and serves as Chief Credit Officer. He oversees the Bank's credit administration, appraisal and special assets activities and serves on the Executive Committee. Prior to joining the Bank, Mr. Stedman served as President of Ponderosa Homes from 2017; previous to that he spent twenty-four years at MUFG Union Bank holding a variety of positions including Regional Manager – Commercial Real Estate, Senior Credit Officer – Real Estate, Head of Real Estate Industries and most recently Head of Commercial Banking and Real Estate. Mr. Stedman holds an M.B.A. from St. Mary’s College and a B.A. in Economics from University of California, San Diego.

Alexander Stefani. In December 2017, Mr. Stefani was promoted to Director of Income Property Lending and is now the senior manager of the Bank's commercial real estate lending channel. His responsibilities include overseeing business development, market diversification and product type strategy. Mr. Stefani has held a number of roles with the Bank since joining in 2004, including loan underwriter and loan officer. From 2011 until his promotion, Mr. Stefani served as the Underwriting Manager of the Income Property Lending Department. Mr. Stefani holds an M.A. in Political Science from San Francisco State University and a B.A. in Political Science from Sonoma State University.

Laura Tarantino. Ms. Tarantino serves as Chief Financial Officer, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. She also serves on the Company's Executive Committee. Ms. Tarantino has over 28 years of experience with the Bank, having joined as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco, specializing in the financial services industry. In addition to her role at the Company, Ms. Tarantino has served as an audit committee member for the Santa Rosa Council on Aging since 2012. Ms.

Tarantino is a CPA (inactive) and holds a B.S. in Business Administration - Finance & Accounting with summa cum laude honors from San Francisco State University.

Board of Directors

Name	Age	Position
Renu Agrawal	57	Independent Director
John C. Erickson	59	Independent Director
Jack Krouskup	71	Independent Director
Simone Lagomarsino	59	President and Chief Executive Officer
Anita Gentle Newcomb	66	Independent Director
Bradley M. Shuster	66	Independent Director
Victor S. Trione	73	Chairman of the Board
Thomas C. Wajnert	77	Lead Independent Director
Please see "Proposal I - Election of Directors" for the biographical information of our directors.

EXECUTIVE COMPENSATION

We are providing executive compensation disclosure that satisfies the requirements applicable to “emerging growth companies,” as such term is defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our "named executive officers".
Summary Compensation Table
The following table sets forth information regarding the compensation earned by or paid or awarded to each of our named executive officers during 2020 and 2019.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards (1)	Nonequity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensa-tion (4)	Total
Simone Lagomarsino	2020	$713,462	$800,009	$525,000	$—	$31,617	$2,070,088
President and Chief Executive Officer	2019	700,000	1,000,009	875,000	—	30,471	2,605,480
Liana Prieto	2020	401,322	200,008	295,313	—	28,929	925,572
EVP, General Counsel, Corporate Secretary and Chief Ethics Officer	2019	393,750	200,010	295,000	—	28,676	917,436
Laura Tarantino	2020	364,375	200,008	294,938	464,620	36,254	1,360,195
EVP, Chief Financial Officer	2019	357,500	200,010	270,000	184,447	35,149	1,047,106

(1) The amounts represent the aggregate grant date fair value of restricted stock awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. Refer to Note 16 — Stock Based Compensation to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. For more information regarding our long-term equity incentive plan and the grants of these awards, see discussion under the caption “Narrative Discussion of Summary Compensation Table — Equity Incentive Compensation” below.

(2) The amounts shown in this column represent each named executive officer's annual cash incentive bonus that was earned in such year but awarded at the discretion of the Compensation Committee and paid in the subsequent fiscal year. For more information regarding annual cash incentive awards paid to our named executive officers, see the discussion under the caption “Narrative Discussion of Summary Compensation Table — Non-Equity Incentive Compensation” below.

(3) Represents the value of the increase in the accumulated benefit under the Salary Continuation Agreement with Ms. Tarantino. We account for this agreement as a deferred compensation agreement and the obligation is unsecured and unfunded. Of the amount reported for 2020, 60% is attributed to a decrease in the discount factor used to calculate the present value of the accumulated benefit reflecting historically low interest rates. There was no change in discount rate during 2019. Amounts reflected in this column were not payable to Ms. Tarantino in 2020 or 2019 and were not considered for purposes of determining the identities of the named executive officers. For more information regarding salary continuation agreement with Ms. Tarantino, see discussion under the caption “Narrative Discussion of Summary Compensation Table — Equity Incentive Compensation” below.

(4) Other compensation consisted of the following items:

Name	Year	Insurance Premiums and HSA Contribution	401(k) Matching Contributions	Cell Phone Reimbursement
Simone Lagomarsino	2020	$19,242	$11,400	$975
	2019	18,521	11,200	750
Liana Prieto	2020	17,004	11,400	525
	2019	16,276	11,200	1,200
Laura Tarantino	2020	23,954	11,400	900
	2019	23,091	11,200	858

Narrative Discussion of Summary Compensation Table
We have compensated our named executive officers through a combination of base salary, annual cash incentive awards, long-term equity incentive compensation and other benefits including perquisites. Each of our named executive officers has substantial responsibilities in connection with the day-to-day operations of the Company, and together function as a leadership team responsible for the success of the organization.

Compensation Philosophy. The objectives of our compensation practices are to attract and retain highly qualified executives, motivate and reward those executives for managing and improving the operations of the Company while prudently controlling risks, and align the interests of our executives with the interests of our shareholders over the long-term. Our goal is to pay for performance, thereby rewarding officers whose contributions positively impact the Company. Overall compensation is within a competitive range of the market for executive talent for similarly-sized regional banks, although we do not manage to a specific percentile of market when making executive pay decisions.

Base Salary. The base salaries of our named executive officers are reviewed and approved by the Compensation Committee. In establishing base salaries, the Compensation Committee has relied on external market data. In addition to considering the information from such sources, the Compensation Committee has considered:
•each officer's scope of responsibility;
•each officer's years of experience;
•the types and amount of the elements of compensation to be paid to each officer;
•our financial performance and performance concerning other aspects of our operations, such as our growth, asset quality, profitability, risk management and other matters, including the status of our relationship with the banking regulatory agencies; and
•each officer's individual performance and contributions to our performance, including leadership and teamwork.
Equity Incentive Compensation. Our named executive officers are eligible to receive annual equity awards designed to align the interests of our executives with the interests of our shareholders over the long-term. These awards are intended to recognize and reward those officers who contribute meaningfully to our performance for the year. Generally, payment of an award is contingent upon our overall performance, including the satisfaction of minimum Company performance triggers and metrics set by the Compensation Committee, and upon individual performance. The amount of the awards is subject to the discretion of the Compensation Committee each year as to what amounts are awarded.
Non-Equity Incentive Compensation. Our named executive officers are eligible to receive annual cash awards. These awards are intended to recognize and reward those officers who contribute meaningfully to our performance for the year. Generally, payment of an award is contingent upon our overall performance, including the satisfaction of minimum Company performance triggers and metrics set by the Compensation Committee, and upon individual performance. For the named executive officers, a target bonus is set by contract. The amount of the awards is subject to the discretion of the Compensation Committee each year as to what amounts are payable.
401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2020 and 2019, may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected a safe harbor 401(k) Plan and as such make matching contributions of up to 100% of employee salary contribution deferrals up to

3% of pay, plus 50% of employee salary contribution deferrals from 3% to 5% of pay for each payroll period, subject to a cap of $11,400 for any employee in 2020 and $11,200 in 2019. An employee must contribute to receive the matching contribution.
Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans designed for all of our eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage. Our named executive officers are entitled to life insurance in an amount equal to twice their base salaries, subject to a maximum coverage of $500,000. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.
Perquisites. We provide our executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee will periodically review the levels of perquisites and other personal benefits provided to our executive officers. Based on these periodic reviews, perquisites may be awarded or adjusted on an individual basis.
Role of Executive Officers. The Chairman and CEO make recommendations to the Compensation Committee regarding the compensation of the Company's executive officers. The Chairman makes recommendations to the Compensation Committee regarding the compensation of the Company's CEO. The CEO is not present during voting or deliberation regarding her own compensation.
Role of Independent Compensation Consultant. To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisers, including compensation consultants, to assist the Compensation Committee with executive compensation matters. The Compensation Committee has sole authority to approve the fees and retention terms of any such advisers or consultants. The Compensation Committee engaged Semler Brossy as its independent compensation consultant to review the Company’s executive compensation program in 2020 and 2019. Semler Brossy also provided advice and information on other executive compensation matters, including executive pay components, prevailing market practices, and relevant legal and regulatory requirements.
The Compensation Committee considered whether there were any conflicts of interest created by its engagement of Semler Brossy to provide compensation consulting services. Its consideration focused on (i) the fact that Semler Brossy does not provide any services to the Company other than compensation consulting services to the Compensation Committee, (ii) the conflicts of interest policies and procedures of the Company and of Semler Brossy, (iii) the lack of any relationships between Semler Brossy and members of our Board of Directors, (iv) the fact that our common stock is not owned by Semler Brossy and (v) the lack of any relationships between Semler Brossy and any of our executive officers. Semler Brossy serves as the independent compensation consultant for NMI Holdings, Inc., a company of which the Chair of our Compensation Committee is Executive Chair. The Chair of our Compensation Committee does not serve on the Compensation Committee of NMI Holdings, Inc. Our Compensation Committee was aware of the engagement of Semler Brossy by NMI Holdings, Inc. and determined that this arrangement did not preclude Semler Brossy from acting as an independent compensation consultant to the committee. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Semler Brossy or its engagement by the Compensation Committee.

Employment Agreements

We have employment agreements with each of our named executive officers, and a salary continuation agreement with Ms. Tarantino.

Ms. Lagomarsino. Ms. Lagomarsino was appointed President and Chief Executive Officer of the Company effective January 2, 2019. We entered into an employment agreement with Ms. Lagomarsino on November 30, 2018. The employment agreement has an initial three-year term with automatic one-year renewal periods thereafter, unless Ms. Lagomarsino or the Company provides notice of non-renewal at least 60 days prior to the next renewal date. Ms. Lagomarsino has a base salary for 2021 of $700,000, subject to review at least annually. Ms. Lagomarsino is eligible to earn a discretionary bonus, in an amount determined by the Compensation Committee, subject to the achievement of the Company's performance goals and individual performance goals. The target bonus is 75% of base salary. Ms. Lagomarsino is entitled to participate in our Omnibus Equity and Incentive Compensation Plan

("Omnibus Plan") and all other benefit plans or programs generally available to similarly situated employees of the Bank.

Ms. Lagomarsino may terminate employment at any time with or without "good reason," as defined in the employment agreement. The Company can terminate the employment agreement at any time, with or without "cause," as defined in the employment agreement. In the event that Ms. Lagomarsino's employment is terminated by the Company without cause or by Ms. Lagomarsino with good reason, subject to Ms. Lagomarsino's execution and non-revocation of a release of the Company, she would be entitled to (i) an amount equal to her base salary for 24 months to be paid in the same manner as if she had remained employed with the Company; (ii) a pro rata target bonus for the calendar year in which the termination occurs to be paid in the same manner as if she had remained employed with the Company, provided that the applicable performance conditions are met at the conclusion of the calendar year in which the termination occurs; and, (iii) reimbursement of COBRA coverage for 24 months. Following a termination during a change-in-control period, as defined in the agreement, Ms. Lagomarsino would be entitled to: (i) an amount equal to her base salary and target bonus for 36 months to be paid in the same manner as if she had remained employed with the Company; (ii) the vesting of each outstanding award under the Omnibus Plan; and, (iii) reimbursement of COBRA coverage for 24 months. Upon death or disability, per the terms of the applicable award agreements, all unvested equity awards would vest immediately.

Ms. Prieto and Ms. Tarantino. On November 30, 2018, the Company entered into restated and amended employment agreements with Ms. Prieto and Ms. Tarantino effective January 2, 2019. The agreements had an initial three-year term, with automatic one-year renewal periods thereafter unless Ms. Prieto or Ms. Tarantino or the Company provides notice of non-renewal at least 60 days prior to the next renewal date. Ms. Prieto has a base salary for 2021 of $393,750, subject to review at least annually. Ms. Tarantino has a base salary for 2021 of $357,500, subject to review at least annually. Under their agreements, Ms. Prieto and Ms. Tarantino are each eligible to earn annual discretionary bonuses, in amounts determined by the Compensation Committee, subject to the achievement of the Company's performance goals and individual performance goals. The target bonus is 75% of base salary. Ms. Prieto and Ms. Tarantino are entitled to participate in the Omnibus Plan and all other benefit plans or programs generally available to similarly situated employees of the Bank.

Ms. Prieto and Ms. Tarantino may terminate employment at any time with or without "good reason," as defined in the employment agreement. The Company can terminate these employment agreements at any time, with or without "cause," as defined in the employment agreements. In the event that Ms. Prieto's or Ms. Tarantino's employment is terminated by the Company without cause or by the named executive officer with good reason, subject to the named executive's execution and non-revocation of a release of the Company, the named executive would be entitled to (i) an amount equal to the named executive's base salary for 24 months to be paid in the same manner as if the named executive had remained employed with the Company; (ii) two times the target bonus for the calendar year in which the termination occurs to be paid in the same manner as if the named executive had remained employed with the Company, provided that the applicable performance conditions are met at the conclusion of the calendar year in which the termination occurs; (iii) the vesting of each outstanding award to the named executive under the Omnibus Plan; and, (iv) reimbursement of COBRA coverage for 24 months. Following a change in control, Ms. Prieto and Ms. Tarantino would receive the severance payments described above, provided, however, that the payment of two times the target bonus would not be conditioned on the satisfaction of the applicable performance criteria. Upon death or disability of the named executive officer, per the terms of the applicable award agreements, all unvested equity awards would vest immediately.

Confidentiality and Restrictive Covenants. Under the employment agreements, each of the named executive officers agrees to maintain the confidentiality of confidential information, including customer non-public information and the Company's confidential information. In addition, each of the named executive officers is subject to employee and customer non-solicitation covenants. The non-solicitation restrictions apply for the duration of employment and following termination for a period of 24 months.

Salary Continuation Agreements. We have also entered into a salary continuation agreement with Ms. Tarantino. We account for this agreement as a deferred compensation arrangement and the obligation is unsecured and unfunded. Ms. Tarantino's benefit is fixed at 80% of base salary in the year in which she separates from service with the Company, payable for 20 years. On November 30, 2018, the Bank also entered into a Second Amendment to Ms. Tarantino's salary continuation agreement which provides that should Ms. Tarantino be subject to an early involuntary termination, as defined therein, the amount of the benefit payable to her under the salary continuation agreement will be 80% of compensation notwithstanding the vesting of the benefit at the time of any such early involuntary termination. The full amount of the award is payable if Ms. Tarantino's service terminates other than for cause, in the event of death, or a termination of service without cause within 36 months after a change in control of the Company. In the event of termination for cause, as defined in the salary continuation agreement, no benefit shall be awarded.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information regarding outstanding stock awards held by the named executive officers as of December 31, 2020.

Name of Executive	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Simone Lagomarsino	140,554 (1)	$1,377,429
Liana R. Prieto	36,544 (2)	358,131
	4,390 (3)	43,022
Laura Tarantino	35,761 (4)	350,458
	3,745 (3)	36,701

(1) Represents awards of restricted stock granted effective January 24, 2019 and January 28, 2020. This amount includes (i) 52,526 shares that vested on January 1, 2021; (ii) 52,526 shares that vest on January 1, 2022; and (iii) 35,502 shares that vest on January 1, 2023.
(2) Represents awards of restricted stock granted effective January 25, 2018, January 24, 2019, and January 28, 2020. This amount includes (i) 18,367 shares that vested on January 1, 2021; (ii) 12,494 shares that vest on January 1, 2022; and (iii) 5,683 shares that vest on January 1, 2023.
(3) Represents the number of restricted stock units ("RSUs") awarded to replace shares of phantom stock previously awarded pursuant to the Company's 2011 Phantom Stock Plan. These RSUs vested on January 1, 2021. These awards may be subject to deferral.
(4) Represents awards of restricted stock granted effective January 25, 2018, January 24, 2019, and January 28, 2020. This amount includes (i) 17,584 shares that vested on January 1, 2021; (ii) 12,494 shares that vest on January 1, 2022; and (iii) 5,683 shares that vest on January 1, 2023.

DIRECTOR COMPENSATION

During 2020, our non-employee directors received cash compensation for service as follows: (i) $50,000 annual retainer for directors; (ii) $50,000 annual retainer for all committee chairs; (iii) $25,000 annual retainer for all committee members; and (iv) $50,000 annual retainer for Lead Independent Director. These fees are paid quarterly. Non-employee directors serving on the Board as of January 1, 2020, received an award of 5,116 shares of restricted stock which vested on January 1, 2021.

The following table sets forth information regarding compensation paid to our directors for 2020 that were not named executive officers:

	Fees Earned
Name	Fees Earned or Paid in Cash	Shares of Restricted Stock Awarded	All Other Compensation	Total (1)
Renu Agrawal (2)	$—	—	$—	$—
John C. Erickson	100,000	5,116	—	160,011
Jack Krouskup	125,000	5,116	—	185,011
Anita Gentle Newcomb	75,000	5,116	—	135,011
Bradley M. Shuster	125,000	5,116	—	185,011
Victor S. Trione, Chair (3)	775,000	—	647,830	1,422,830
Thomas C. Wajnert	175,000	5,116	—	235,011

(1) Totals in this column include fees paid in cash plus the aggregate grant date fair value of restricted stock awards for the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718 based on the closing price of $11.73 per share on January 28, 2020.

(2) Ms. Agrawal was appointed to the Board of Directors in December 2020.

(3) Mr. Trione's "All Other Compensation" consists of $19,242 paid in insurance premiums and HSA contributions and a $628,588 increase in the accumulated benefit of a Salary Continuation Agreement with Mr. Trione. We account for this agreement as a deferred compensation arrangement and the obligation is unsecured and unfunded. The increase in Mr. Trione's accumulated benefit under his Salary Continuation Agreement in 2020 was entirely attributed to a decrease in the discount rate used to calculate the present value of the accumulated benefit reflecting historically low interest rates. Mr. Trione's benefit is fixed at $398,000 per year and is payable for 20 years. The full amount of the award is payable if Mr. Trione's service terminates other than for cause, in the event of death, or a termination of service without cause within 36 months after a change in control of the Company. In the event of a termination for cause, as defined in the agreement, no benefit shall be awarded. No amount was paid in 2020 under this agreement.

PROPOSAL II
RATIFICATION OF THE SELECTION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
Introduction
Our Audit and Risk Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.
Auditor Selection Process
The Audit and Risk Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular whether the retention of the firm is in the best interest of the Company and its stockholders, taking into account the firm's quality of service, the firm's institutional knowledge and experience, the firm's sufficiency of resources, the quality of communication and interaction with the firm, and the firm's independence, objectivity, and professional skepticism. The Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm. In 2019, the Audit and Risk Committee conducted a competitive process to review proposals from independent registered public accounting firms for the Company's fiscal year ended December 31, 2020, and selected Crowe LLP, which has served as our Company's independent registered public accounting firm since 2011, to serve as the Company's auditor for the fiscal year ending December 31, 2021.
After assessing the qualifications, performance, and independence of Crowe LLP in 2020, the Audit and Risk Committee believes that retaining Crowe LLP is in the best interests of our company. The Audit and Risk Committee has appointed Crowe LLP as our independent registered public accounting firm to audit the Company for the year ending December 31, 2021.
The Board of Directors recommends that the shareholders ratify the Audit and Risk Committee's selection of Crowe LLP as the Company's independent registered public accounting firm for 2021. Representatives from Crowe LLP have been invited to be present at the annual Meeting, and it is expected that they will attend. If present, representatives from Crowe LLP will have an opportunity to make a statement if they so choose, and will be available to respond to appropriate questions from shareholders.
If the stockholders do not ratify the selection of Crowe LLP as the independent registered public accounting firm for the Company for 2021, the Audit and Risk Committee will reconsider whether to engage Crowe LLP, but may ultimately determine to continue the engagement of Crowe LLP or engage another audit firm without resubmitting the matter to stockholders. Even if the selection of Crowe LLP is ratified by the stockholders at the Annual Meeting, the Audit and Risk Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.
Recommendation
The Board of Directors recommends that stockholders vote "FOR" Proposal II to ratify the selection of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2021.
Audit and Non-Audit Fees
The following table presents the aggregate fees billed by Crowe LLP for the two most recent fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees (1)	$466,500	$538,233
Audit-Related Fees (2)	14,700	13,980
Tax Fees (3)	40,300	36,700
All Other Fees (4)	40,000	32,000
Total Fees	$561,500	$620,913

(1) Audit fees relate to services rendered in connection with (i) the annual independent audit of the Company’s financial statements included in the Annual Report on Form 10-K for the fiscal years ended December 31, 2020 and

2019, including reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the years ended December 31, 2020 and 2019; and (ii) services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; comfort letters and consents; as well as other accounting and financial reporting consultation necessary to comply with the standards of the PCAOB.

(2) Audit-related fees relate to services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.

(3) Tax fees are fees for tax compliance, tax advice and tax planning.

(4) All other fees are fees for any service not included in the first three categories, including a Uniform Single Attestation Program for Mortgage Bankers audit and other miscellaneous services.
Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit and Risk Committee reviews and pre-approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm as well as the scope, fees, and other terms of such services. The Audit and Risk Committee may not approve any service that individually or in the aggregate may impair, in the Audit and Risk Committee’s opinion, the independence of the independent registered public accounting firm. For fiscal years 2020 and 2019, all of the audit and non-audit services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit and Risk Committee in accordance with the Audit and Risk Committee Charter.

AUDIT COMMITTEE REPORT
The charter of the Audit and Risk Committee was most recently approved by the Audit and Risk Committee on January 25, 2021, and the full Board of Directors on January 26, 2021. A copy of the Committee’s Charter is available on the Company’s webpage at https://ir.lutherburbanksavings.com/corporate-governance/governance-overview.
In accordance with its charter, the Audit and Risk Committee assists the Board of Directors in the oversight of (i) the qualifications, independence, and performance of the Company's independent auditor; (ii) the integrity of the Company's financial statements and internal controls; (iii) the performance of the Company's internal auditor; and (iv) the Company's compliance with legal and regulatory requirements.
The Audit and Risk Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit and Risk Committee met a total of eight times during 2020. The Audit and Risk Committee consists of four non-employee directors all of whom have been determined by the Board of Directors to qualify as independent directors under the Sarbanes-Oxley Act, related SEC rules and Nasdaq rules.
In discharging its oversight responsibility, the Audit and Risk Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2020, and the assessment of the effectiveness of the Company's internal control over financial reporting, with management and Crowe LLP, the Company's independent auditor. The Audit and Risk Committee has also discussed with Crowe LLP the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board ("PCAOB"). In addition, the Audit and Risk Committee has received the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB regarding Crowe LLP's communications with the Audit and Risk Committee concerning independence and has discussed with Crowe LLP their independence from the Company. Based on its review and discussions with management and Crowe LLP, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC, and the Board of Directors approved such filing.

Submitted by the Audit and Risk Committee of the Board of Directors:

Anita Gentle Newcomb (Chair)
Jack Krouskup
John C. Erickson
Renu Agrawal

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended ("Securities Act") or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

ADDITIONAL INFORMATION
How and when may I submit a shareholder proposal for the 2022 Annual Meeting?
All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company's proxy materials must be received by the Company no later than December 1, 2021.
The Company’s Bylaws provide that at any meeting of shareholders, business will only be conducted if it is properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder proposal must be made in accordance with the timing, notice and form requirements set forth below.
If you would like to make a proposal, including but not limited to a director nomination, you must provide the Company with a written proposal no earlier than ninety (90) calendar days and no later than sixty (60) calendar days before the date such annual meeting is to be held. If the 2022 annual shareholder meeting is called for a date which is not within thirty (30) days of the anniversary date of the 2021 meeting, notice must be received no later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. Shareholders must submit their proposals to Luther Burbank Corporation, 1515 W. 190th Street, Suite 275, Gardena, CA 90248, Attention: Corporate Secretary.
Notice of a shareholder proposal must include, as to each matter proposed: (a) the name and address of the proposing shareholder; (b) the classes and number of shares of stock of the Company held by the proposing shareholder; (c) if the notice includes a nomination of a candidate for election as director: (i) the full name, age, and date of birth of each candidate, (ii) the business and residential address and telephone numbers of each candidate, (iii) the education background and business/occupational experience of each candidate for at least the preceding five (5) years, (iv) the class and number of shares of the Company beneficially owned by the candidate, and (v) a signed representation by each such candidate that the candidate will timely provide any other information reasonably requested by the Company for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present and the candidate must be present. Any vote cast for a person who has not been duly nominated as provided herein will be void (other than for matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company's notice of meeting); and (d) if the notice regards a proposal other than a nomination of a candidate for election as director: (i) a brief description of the business and the reasons for conducting such business at the meeting; and (ii) the material interest of the shareholder in such business.
Shareholder proposals that do not satisfy these requirements may, but need not (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company's notice of meeting), be considered and discussed but not acted upon at the annual meeting.
The foregoing description of the notice provisions of the Company's Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws. Accordingly, we advise you to review the Bylaws.
How can I obtain the Company's Annual Report?
Our Annual Report, as filed with the SEC, can be accessed electronically, along with this Proxy Statement, by following the instructions contained on the proxy card. The information can also be accessed electronically on our corporate website at https://ir.lutherburbanksavings.com/financial-information/sec-filings. Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.
If you wish to receive a physical copy of our Annual Report, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. You may request printed materials by following the instructions contained on the proxy card.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Brokers with account holders who are shareholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Company, LLC (“AST”) if you hold registered shares. You can notify AST by sending a written request to: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or by calling AST at (800) 937-5449.

OTHER MATTERS
Our management is not aware of any other matter to be presented for action at the Annual Meeting other than the matters mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Liana Prieto
Corporate Secretary

0

LUTHER BURBANK CORPORATION

Proxy for Annual Meeting of Stockholders on April 27, 2021

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Liana Prieto and Laura Tarantino, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Luther Burbank Corporation, to be held April 27, 2021 at 9:00 a.m. Pacific Time at our corporate headquarters, which is located at 520 Third Street, 4th floor, Santa Rosa, CA 95401, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

LUTHER BURBANK CORPORATION

April 27, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at https://ir.lutherburbanksavings.com/shareholder-services/annual-meeting

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830000000000000000 4 042721

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Victor S. Trione
- ○ Simone Lagomarsino
- ○ Renu Agrawal
- ○ John C. Erickson
- ○ Jack Krouskup
- ○ Anita Gentle Newcomb
- ○ Bradley M. Shuster
- ○ Thomas C. Wajnert

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Appointment of Independent Registered Public Accounting Firm Crowe LLP.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

LUTHER BURBANK CORPORATION

April 27, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at https://ir.lutherburbanksavings.com/shareholder-services/annual-meeting

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830000000000000000 4 042721

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Victor S. Trione
- ○ Simone Lagomarsino
- ○ Renu Agrawal
- ○ John C. Erickson
- ○ Jack Krouskup
- ○ Anita Gentle Newcomb
- ○ Bradley M. Shuster
- ○ Thomas C. Wajnert

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Appointment of Independent Registered Public Accounting Firm Crowe LLP.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.